UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 13, 2020

NIELSEN HOLDINGS PLC

(Exact name of Registrant as specified in its charter)

England and Wales	001-35042	98-1225347
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

85 Broad Street New York, New York 10004	Nielsen House John Smith Drive Oxford Oxfordshire OX4 2WB United Kingdom
(Address of principal executive offices)

+1 (646) 654-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value €0.07 per share	NLSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2020, the Board of Directors (the “Board”) of Nielsen Holdings plc (the “Company”) elected Thomas H. Castro and Janice Marinelli as members of the Board effective February 18, 2020 to serve until the next annual meeting of shareholders of the Company or until a successor is duly elected and qualified.

Mr. Castro, age 65, has served as President and Chief Executive Officer of El Dorado Capital, a private equity investment firm, since December 2008. He is currently a member of the board of directors of Cumulus Media Inc. and was previously on the board of directors of Time Warner Cable Inc. until its sale to Charter Communications in 2016. He is the co-founder of IMB Development Corporation, LLC, a private equity investment firm where he served as its Managing Director from January 2010 to June 2015. Previously, he was the co-founder and Chief Executive Officer of Border Media Partners, LLC, a radio broadcasting company that primarily targeted Hispanic listeners in Texas, from 2002 to 2007 and its Vice Chairman through 2008. Prior to that, Mr. Castro owned and operated other radio stations and founded a company that exported oil field equipment to Mexico.

There are no arrangements or understandings between Mr. Castro and any other persons pursuant to which he was selected as a director. There are also no family relationships between Mr. Castro and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Janice Marinelli, age 61, served as President of Global Content Sales and Distribution, Direct-to-Consumer and International of The Walt Disney Company from March 2018 to July 2019. From February 2013 to March 2018 she served as President, Disney/ABC Home Entertainment and Television Distribution. Ms. Marinelli joined The Walt Disney Company’s Buena Vista Television in 1985. Through her career, she held positions of increasing responsibility at The Walt Disney Company.

There are no arrangements or understandings between Ms. Marinelli and any other persons pursuant to which she was selected as a director. There are also no family relationships between Ms. Marinelli and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As members of the Board, Mr. Castro and Ms. Marinelli are each entitled to receive an annual cash retainer of $80,000 and an annual grant of deferred stock units having a fair market value of $160,000 as of the date of grant, which will vest in four substantially equal quarterly installments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2020

NIELSEN HOLDINGS PLC

By:	/s/ Emily Epstein
Name:	Emily Epstein
Title:	Secretary